Exhibit 99.2

FROST & SULLIVAN
1706, One Exchange Square
8 Connaught Place
Central, Hong Kong
Tel: 852 2191 7566
Fax: 852 2191 7995
www.frost.com

May 6, 2020

Pop Culture Group Co., Ltd

Room 102, 23-1 Wanghai Road

Xiamen Software Park Phase 2

Siming District, Xiamen City, Fujian Province

The People’s Republic of China

Re: Consent of Frost & Sullivan International Limited

Ladies and Gentlemen,

We understand that Pop Culture Group Co., Ltd (the “Company”) intends to file a draft registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “Independent Market Study on China’s Hip-Hop Culture Industry” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully

For and on behalf of

Frost & Sullivan International Limited

/s/ Yves Wang
Name: Yves Wang
Title: Managing Director